Black Diamond, Inc. Reports Third Quarter 2015 Results

- Mark Ritchie Appointed President of Black Diamond Equipment -

- Board of Directors Amends Stock Repurchase Program to $30 Million -

SALT LAKE CITY, Utah – November 9, 2015 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond, reported financial results for the third quarter ended September 30, 2015.

Reported results are from continuing operations, excluding the results of POC Sweden AB and POC USA, LLC (collectively, “POC”) for all periods presented. The assets and liabilities of POC are reported as held for sale as of September 30, 2015 and December 31, 2014, and the results are reported as discontinued operations for all periods presented.

Third Quarter 2015 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $39.3 million, down 11% (down 5% in constant currency)

•	Gross margin of 36.0%, down 340 basis points (up 40 basis points constant currency)

•	Selling, general and administrative expenses down 11% to $14.2 million

•	Adjusted net income before non-cash items increased 10% to $2.6 million or $0.08 per diluted share, compared to $2.3 million or $0.07 per diluted share

Third Quarter 2015 Financial Results

Sales in the third quarter of 2015 decreased 11% to $39.3 million compared to $44.1 million in the same year-ago quarter. The decrease was driven by the weakening of foreign currencies against the U.S. dollar and lower product volume in parts of Europe and Japan. Excluding the impact of foreign exchange, sales decreased by 5%.

Gross margin in the third quarter of 2015 was 36.0% compared to 39.4% in the year-ago quarter due to a 375 basis point headwind from foreign currency. Excluding the impact of foreign exchange, gross margin increased 40 basis points. The increase was due to a favorable mix of higher margin products and higher margin channel mix, reflecting the Company’s continued focus on margin-enhancing activities.

Selling, general and administrative expenses in the third quarter of 2015 decreased 11% to $14.2 million compared to $15.9 million in the year-ago quarter. The decline was due to the realization of savings from the restructuring plan Black Diamond Equipment implemented in 2014 to realign resources within the organization.

Loss from continuing operations in the third quarter of 2015 was $49.2 million or $(1.50) per diluted share, compared to a loss of $1.2 million or $(0.04) per diluted share in the year-ago quarter. Net loss from continuing operations in the third quarter of 2015 included $51.1 million of non-cash items and $0.7 million in restructuring costs. The $51.1 million of non-cash items included a discrete charge to income tax expense of $48.3 million related to an increase in the Company’s valuation allowance on deferred tax assets.

Adjusted net income from continuing operations, which excludes these non-cash items, increased 10% to $2.6 million or $0.08 per diluted share in the third quarter of 2015, compared to adjusted net income from continuing operations of $2.3 million or $0.07 per diluted share in the third quarter of 2014.

At September 30, 2015, cash and available-for-sale marketable securities totaled $35.5 million compared to $39.7 million at December 31, 2014. Total debt was $19.7 million at September 30, 2015 compared to $18.6 million at December 31, 2014.

Management Commentary

"While third quarter sales were impacted by continued headwinds in parts of Europe and Asia, as well as unfavorable foreign exchange, we continued to execute upon our initiatives to increase gross margin while controlling expenses," said Warren B. Kanders, the Company’s executive chairman. "In fact, currency-neutral gross margin was up 40 basis points to nearly 40%, reflecting the margin-enhancing activities of our strategic pivot following the sale of Gregory Mountain Products. Despite the weakness in some of our international markets, our core North American business remains strong, with 12% sales growth year-to-date.

“After a robust seven-month global process, in October 2015 we closed the sale of POC, a business that we had acquired in July 2012 for approximately $44.9 million. We sold it for $64.6 million, or 1.9x 2014 sales, and realized net proceeds of approximately $60.0 million. We believe the sale, which completed our strategic review process, realized a strong result for POC on a revenue-multiple basis. Led by our board, we now plan to maximize shareholder value by focusing our attention on the profitability of both Black Diamond Equipment and PIEPS, while redeploying the proceeds of the sale to potentially unrelated and diversifying investments.

“In connection with driving value in our Company, our board of directors has amended our 10% stock repurchase program, replacing it with a $30.0 million plan. While we strongly prefer to invest our capital in diversifying assets, we are prepared to be opportunistic in our own shares if appropriate.

“Over the past five years, Black Diamond Equipment has slowly built what are now redundant operating platform costs to support POC, Gregory and future development. We have already begun to right size and reform Black Diamond Equipment to its historical levels of profitability. To help lead this reformation, we have appointed Mark Ritchie as the president of Black Diamond Equipment. With over 20 years at the Company in a variety of operational management functions, and most recently serving as our COO, we are confident in his ability to lead Black Diamond Equipment during its next phase of growth. The founder of Black Diamond Equipment and our current CEO, Peter Metcalf, will be retiring from the Company at the end of 2015.

“We have challenged Mark and his team to build the number one climbing brand in the world and to return Black Diamond Equipment to its 2011 cost structure, or roughly a 10% EBITDA margin run-rate excluding corporate costs, during 2016. With the reformation in progress and the sale of POC complete, we believe we are well positioned to redeploy our approximately $100.0 million in pro forma cash. We expect to invest in assets unrelated to outdoor equipment and have retained Rothschild to assist us in our search.

“In closing, on behalf of our board of directors, shareholders and employees, I would like to thank Peter Metcalf personally for his decades of service and leadership to Black Diamond Equipment, both as its founder and chief executive officer. Peter tirelessly led Black Diamond Equipment from its creation to where it is today and we wish him great success in his future endeavors. We expect that Peter will continue as an advocate for the Black Diamond Equipment brand, and serve as a beacon for issues of great importance to our customers, end users and the sports we serve.”

2015 Outlook

The Company’s guidance for fiscal 2015 has been revised to reflect the sale of POC in October 2015. The Company now expects constant currency sales in 2015 to be approximately $160.0 million compared to $158.3 million in 2014. Also, on a constant currency basis, the Company expects gross margin in fiscal 2015 to increase 160 basis points to approximately 38.0% compared to 36.4% in 2014.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $167 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2015 results.

Date: Monday, November 9, 2015

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-663-2260

International dial-in number: 1-913-312-0386

Conference ID: 4255620

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=116532 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 23, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4255620

About Black Diamond, Inc.

Black Diamond, Inc., through its ownership of Black Diamond Equipment, is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing and a wide range of other year-round outdoor recreation activities. Our principal brands, Black Diamond® and PIEPS™, are iconic in the active outdoor and ski industries, and linked intrinsically with the modern history of these sports. Black Diamond Equipment is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, our products are created and tested on some of the best alpine peaks, slopes, crags, and trails in the world. These close connections to the Black Diamond Equipment lifestyle enhance the authenticity of our brands, inspire product innovation and strengthen customer loyalty. Black Diamond Equipment's products are sold in approximately 50 countries around the world. For additional information, please visit our corporate website at www.blackdiamond-inc.com, as well as www.blackdiamondequipment.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

CEO

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share amounts)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash	$26,273	$29,788
Marketable securities	9,235	9,902
Accounts receivable, less allowance for doubtful
accounts of $250 and $461, respectively	30,115	27,754
Inventories	54,280	56,789
Prepaid and other current assets	4,956	5,274
Income tax receivable	1,786	5,323
Deferred income taxes	2	2,482
Assets held for sale	60,105	21,248
Total current assets	186,752	158,560

Property and equipment, net	11,626	12,235
Other intangible assets, net	11,296	12,558
Indefinite lived intangible assets	22,738	22,993
Goodwill	29,327	29,628
Deferred income taxes	41	37,904
Other long-term assets	2,276	2,732
Non-current assets held for sale	-	38,930
Total assets	$264,056	$315,540

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,576	$24,672
Deferred income taxes	77	26
Liabilities held for sale	16,734	7,842
Total current liabilities	38,387	32,540

Long-term debt	19,731	18,559
Deferred income taxes	5,973	-
Other long-term liabilities	2,412	2,142
Non-current liabilities held for sale	-	5,106
Total liabilities	66,503	58,347

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,884 and 32,801 issued and 32,788 and 32,704 outstanding	3	3
Additional paid in capital	484,478	482,985
Accumulated deficit	(278,438)	(223,197)
Treasury stock, at cost	(186)	(186)
Accumulated other comprehensive loss	(8,304)	(2,412)
Total stockholders' equity	197,553	257,193
Total liabilities and stockholders' equity	$264,056	$315,540

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2015	September 30, 2014

Sales
Domestic sales	$17,185	$17,640
International sales	22,071	26,430
Total sales	39,256	44,070

Cost of goods sold	25,113	26,728
Gross profit	14,143	17,342

Operating expenses
Selling, general and administrative	14,243	15,945
Restructuring charge	696	2,180
Transaction costs	39	-

Total operating expenses	14,978	18,125

Operating loss	(835)	(783)

Other (expense) income
Interest expense, net	(705)	(650)
Other, net	696	(774)

Total other expense, net	(9)	(1,424)

Loss before income tax	(844)	(2,207)
Income tax expense (benefit)	48,382	(1,045)
Loss from continuing operations	(49,226)	(1,162)

Discontinued operations, net of tax	1,107	21,565

Net (loss) income	$(48,119)	$20,403

Loss from continuing operations per share:
Basic	$(1.50)	$(0.04)
Diluted	(1.50)	(0.04)

Net (loss) income per share:
Basic	$(1.47)	$0.63
Diluted	(1.47)	0.63

Weighted average shares outstanding:
Basic	32,776	32,585
Diluted	32,776	32,585

BLACK DIAMOND, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2015	September 30, 2014

Sales
Domestic sales	$51,992	$46,176
International sales	59,198	66,168
Total sales	111,190	112,344

Cost of goods sold	71,711	70,834
Gross profit	39,479	41,510

Operating expenses
Selling, general and administrative	43,470	46,488
Restructuring charge	2,572	2,590
Transaction costs	446	-

Total operating expenses	46,488	49,078

Operating loss	(7,009)	(7,568)

Other (expense) income
Interest expense, net	(2,073)	(1,808)
Other, net	346	(626)

Total other expense, net	(1,727)	(2,434)

Loss before income tax	(8,736)	(10,002)
Income tax expense (benefit)	46,075	(3,503)
Loss from continuing operations	(54,811)	(6,499)

Discontinued operations, net of tax	(430)	20,592

Net (loss) income	$(55,241)	$14,093

Loss from continuing operations per share:
Basic	$(1.67)	$(0.20)
Diluted	(1.67)	(0.20)

Net (loss) income per share:
Basic	$(1.69)	$0.43
Diluted	(1.69)	0.43

Weighted average shares outstanding:
Basic	32,735	32,525
Diluted	32,735	32,525

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2015	Per Diluted Share	September 30, 2014	Per Diluted Share

Net loss from continuing operations	$(49,226)	$(1.50)	$(1,162)	$(0.04)

Amortization of intangibles	319	0.01	352	0.01
Depreciation	709	0.02	1,118	0.03
Accretion of note discount	391	0.01	340	0.01
Stock-based compensation	126	0.00	715	0.02
Gain from removal of accumulated translation adjustment	(606)	(0.02)	-	-
Income tax expense (benefit)	48,382	1.48	(1,045)	(0.03)
Cash received (paid) for income taxes	1,790	0.05	(44)	(0.00)

Net income from continuing operations before non-cash items	$1,885	$0.06	$274	$0.01

Restructuring charge	696	0.02	2,180	0.07
Transaction costs	39	0.00	-	-
State cash taxes on adjustments	(26)	(0.00)	(65)	(0.00)
AMT cash taxes on adjustments	(14)	(0.00)	(42)	(0.00)

Adjusted net income from continuing operations before non-cash items	$2,580	$0.08	$2,347	$0.07

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS, ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Nine Months Ended
	September 30, 2015	Per Diluted Share	September 30, 2014	Per Diluted Share

Net loss from continuing operations	$(54,811)	$(1.67)	$(6,499)	$(0.20)

Amortization of intangibles	977	0.03	1,065	0.03
Depreciation	2,316	0.07	2,917	0.09
Accretion of note discount	1,133	0.03	985	0.03
Stock-based compensation	1,028	0.03	1,038	0.03
Gain from removal of accumulated translation adjustment	(606)	(0.02)	-	-
Income tax expense (benefit)	46,075	1.41	(3,503)	(0.11)
Cash received (paid) for income taxes	5,151	0.16	(186)	(0.01)

Net income (loss) from continuing operations before non-cash items	$1,263	$0.04	$(4,183)	$(0.13)

Restructuring charge	2,572	0.08	2,590	0.08
Transaction costs	446	0.01	-	-
State cash taxes on adjustments	(106)	(0.00)	(78)	(0.00)
AMT cash taxes on adjustments	(58)	(0.00)	(50)	(0.00)

Adjusted net income (loss) from continuing operations before non-cash items	$4,117	$0.13	$(1,721)	$(0.05)

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2015	September 30, 2014

Net loss from continuing operations	$(49,226)	$(1,162)

Income tax expense (benefit)	48,382	(1,045)
Other, net	(696)	774
Interest expense, net	705	650

Operating loss	(835)	(783)

Depreciation	709	1,118
Amortization of intangibles	319	352

EBITDA	$193	$687

Restructuring charge	696	2,180
Transaction costs	39	-
Stock-based compensation	126	715

Adjusted EBITDA	$1,054	$3,582

BLACK DIAMOND, INC.
RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014

Net loss from continuing operations	$(54,811)	$(6,499)

Income tax expense (benefit)	46,075	(3,503)
Other, net	(346)	626
Interest expense, net	2,073	1,808

Operating loss	(7,009)	(7,568)

Depreciation	2,316	2,917
Amortization of intangibles	977	1,065

EBITDA	$(3,716)	$(3,586)

Restructuring charge	2,572	2,590
Transaction costs	446	-
Stock-based compensation	1,028	1,038

Adjusted EBITDA	$330	$42

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